EXHIBIT 6


                                CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                        THREE MONTHS ENDED MARCH 31, 1998




                                                              ALLOWED
                                                              RETURN


CPL
   - RETAIL                                                   10.900%
   - WHOLESALE                                                11.990%

PSO
   - RETAIL                                                   11.000%
   - WHOLESALE                                                11.990%

SWEPCO
   - ARKANSAS                                                 14.600%
   - LOUISIANA                                                14.500%
   - TEXAS                                                    15.700%
   - WHOLESALE                                                11.990%

WTU
   - RETAIL                                                   11.375%
   - WHOLESALE                                                11.990%